UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      April 9, 2014

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	000-49872	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code:            (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           Hennessy Advisors, Inc. (“Hennessy Advisors”) issued a press release announcing that the Board of Directors of Hennessy Advisors increased the size of the Board to nine members and appointed Susan Weber Pomilia as an independent director to fill the vacancy on the Board, effective April 9, 2014.  Susan Weber Pomilia will serve until the annual meeting of shareholders of Hennessy Advisors to be held in 2015 and until her successor is duly elected and qualified.  The Board also appointed Susan Weber Pomilia to the Nominating Committee of the Board.

A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description

99.1	Press release issued April 9, 2014 by Hennessy Advisors announcing the appointment of a new independent director to the Board of Directors.

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

April 9, 2014                                                      By:           /s/ Teresa M. Nilsen
Teresa M. Nilsen
Executive Vice President

3

HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated April 9, 2014

Exhibit	Description

99.1	Press release issued April 9, 2014 by Hennessy Advisors announcing the appointment of a new independent director to the Board of Directors.